Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-164769 on Form S-1 of our report dated October 18, 2010, relating to the statement of financial condition of ETFS Precious Metals Basket Trust, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

New York, New York

October 18, 2010